EXHIBIT 10.1

FIRST AMENDMENT

TO

PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE PURCHASE AGREEMENT (this “Amendment”) dated as of February 1, 2018, is by and among CloudCommerce, Inc., a Nevada corporation (the "Buyer" or "Company"), and Bradley Parscale, who has a mailing address at 321 6th St., San Antonio, TX 78215 (the "Seller"), Parscale Media, LLC (“Parscale” or “Parscale Media”), a limited liability company formed under the laws of Texas. Each of the Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, on August 1, 2017, the Buyer, Seller and Parscale Media entered into a Purchase Agreement, pursuant to which the Buyer shall purchase 100% of the membership interest in Parscale Media from the Seller for a purchase price of one million dollars ($1,000,000) payable in cash at Closing on the Closing Date, which was originally scheduled on January 15, 2018; and

WHEREAS, the Parties believe that it is in the best interest of both Parties that the Seller will accept a Promissory Note in the principal amount of $1,000,000 from the Buyer in lieu of cash as Consideration for the purchase of Parscale Media’s membership interest and the Closing Date shall be extended to February 1, 2018.

NOW, THEREFORE, in consideration of the foregoing and mutual promises of the Parties, and other good and valuable consideration, the undersigned agree as follows:

1.             Section 1.3 of the Purchase Agreement shall be deleted and replaced with the following paragraphs:

1.3 Purchase Consideration. The aggregate consideration to be paid by the Buyer to the Seller for the Seller’s membership interests in Parscale Media shall be one million dollars ($1,000,000) (“Consideration”) which will be paid by the Buyer’s delivery of a promissory note (the “Note”) at the Closing. The principal amount of the Note shall be $1,000,000, and the Note shall bear an interest of 4% per annum with a term of one (1) year from the date of its issuance. The form of the Note is attached herein as Exhibit A.

1.4 Failure to Make Payments pursuant to the Note. In the event that Buyer fails to make the Monthly Payments as defined in the Note for a period of more than ninety (90) calendar days (the “Cure Period”), the Seller shall have the right to give notice to the Buyer within five (5) calendar days after the end of the Cure Period to notify the Buyer of such failure and reacquire the return of all his membership interest in Parscale Media sold under the Purchase Agreement without any further consideration. In the event that the Buyer requests return of his membership interest in Parscale Media as provided in this Section, upon the return of such membership interest, (i) Buyer shall have no more obligations to the Seller under the Purchase Agreement (as amended by this Agreement) and the Note shall be deemed cancelled and satisfied and (ii) the Seller is not and will not be obligated to return any Monthly Payments to the Buyer made pursuant to the Note.

1

EXECUTED VERSION

2.          Section 2.1 of the Purchase Agreement shall be deleted and replaced with the following paragraphs:

2.1 Time and Place of Closing. Upon satisfaction or waiver of the conditions set forth in this Agreement and its Amendments, the closing of the Transaction (the "Closing") will take place in Santa Barbara, California at 11:00 a.m. (local time) on the date that the Parties may mutually agree in writing, but in no event later than February 2, 2018 (the "Closing Date"), unless extended by mutual written agreement of the Parties.

3.          Section 2.2 of the Purchase Agreement shall be deleted and replaced with the following paragraphs:

2.2       Actions at Closing. At the Closing, the following actions will take place:

(a)       Buyer will deliver to Seller the Note at Closing.

            (b)       Seller and Parscale Media will deliver to Buyer copies of necessary resolutions of the Board of Managers of Parscale Media authorizing the execution, delivery, and performance of this Agreement, any Amendments to this Agreement and the other agreements contemplated by this Agreement, which resolutions have been certified by an officer of Parscale Media as being valid and in full force and effect.

            (e)      Buyer will deliver to Parscale Media and Seller copies of corporate resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement, any Amendments to this Agreement and the other agreements contemplated by this Agreement, which resolutions have been certified by an officer of Buyer as being valid and in full force and effect.

(e)       Seller  will  deliver  to  the  Buyer  true  and  complete  copies  of Parscale Media’s Articles of Organization and a Certificate of Good Standing from the Secretary of State of Texas, which articles and certificate of good standing are dated not more than five (5) days prior to the Closing Date.

 (f)      Delivery of any additional documents or instruments as a Party may reasonably request or as may be necessary to evidence and effect the Purchase.

 4.          Except as herein provided, the terms of the Purchase Agreement shall remain in full force and effect.

5.             Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement and its First Amendment.

6.             This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.             Should any provision of this Amendment be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Amendment as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

8.             This First Amendment shall be governed by and construed under the laws of the State of California without regard to the conflicts of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

2

EXECUTED VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Seller (“Parscale”):	Bradley Parscale

Buyer (“Company”):		CloudCommerce, Inc., a Nevada corporation

By:
Andrew Van Noy,
Chief Executive Officer

Acknowledged and accepted by

Parscale Media, LLC.

By:_______________________

Name: Bradley Parscale

Title:

3

EXECUTED VERSION

EXHIBIT A

The Promissory Note